Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation and use in the Registration Statement of Cloracks Corporation on Form S-1 of our audit report, dated February 28, 2014, relating to the financial statements for the period from November 1, 2012 (Inception) to October 31, 2013, which is contained in Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ L.L. Bradford & Company, LLC
Las Vegas, NV
November 18, 2015